Exhibit 99.1

Insulet Further Enhances Executive Leadership Team to Drive Improved Commercial and Operational Performance

Appoints Daniel Levangie as President, Insulet Drug Delivery
Appoints Shacey Petrovic as Chief Commercial Officer

BILLERICA, MA - February 10, 2015 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced the appointment of Daniel Levangie to the newly-created role of President, Insulet Drug Delivery, and Ms. Shacey Petrovic to the position of Chief Commercial Officer, both reporting directly to Patrick Sullivan, President and Chief Executive Officer. As President, Insulet Drug Delivery, Mr. Levangie will focus on developing new growth opportunities for use of the OmniPod technology in the administration of a range of pharmaceutical products. In her role as Chief Commercial Officer, Ms. Petrovic will oversee all of the Company’s commercial operations, including sales, marketing, managed care and business development. These appointments further strengthen the Company’s senior leadership capabilities.

“Both Dan and Shacey are proven healthcare industry leaders with exceptional product development and commercial track records, and they bring a breadth of experience to our company growth strategy,” said Patrick Sullivan, President and Chief Executive Officer. “Dan has served on our Board since 2011 and as lead director since 2013. I have great confidence that under his leadership our drug delivery business will thrive. Shacey will bring her extensive domestic and international commercial experience to Insulet to focus on our unique position in the treatment of insulin requiring patients.”

About Daniel Levangie:

With more than 40 years of commercial and operational experience, Mr. Levangie is a highly-distinguished and successful senior executive within the medical device industry. Most recently Mr. Levangie was Managing Partner of ATON Partners, LLC, a private healthcare investment firm and formerly served as the Chief Executive Officer and Director of Dune Medical Devices, Inc., a private medical device company. Prior to that, Mr. Levangie was a Principal and Managing Partner at Constitution Medical Investors, a private equity firm focused on the healthcare sector, which was acquired by Roche Diagnostics Corp. in July 2013.

Earlier in his career, Mr. Levangie held a variety of executive management positions during his 15 years with Cytyc Corporation until its acquisition by Hologic, Inc. in October 2007. While at Cytyc, Mr. Levangie held positions that included Executive Vice President, Director and Chief Operating Officer, President and CEO of Cytyc Health Corporation, President of Cytyc Surgical Products and Chief Commercial Officer. Prior to joining Cytyc, Mr. Levangie held a number of sales and marketing leadership positions with Abbott Laboratories.

Mr. Levangie currently serves as Director of Exact Sciences (EXAS), Dune Medical Devices and CereVasc, LLC. He received his Bachelor's degree in Pharmacy from Northeastern University.

About Shacey Petrovic:

Shacey Petrovic is a seasoned expert with nearly two decades of experience in the medical device industry. She most recently served as President and Chief Executive Officer of Clinical Innovations, a developer and manufacturer of medical devices and diagnostics for women’s health. Ms. Petrovic has a long track record of success within commercial operations, including new product introduction, market share growth and business development.

Prior to Clinical Innovations, Ms. Petrovic served in a number of key roles during her 13 years with Hologic and Cytyc, including Vice President and General Manager of the company’s GYN Surgical Products Division. During her tenure, Ms. Petrovic also held various sales and marketing leadership roles in the U.S. and Europe. Previously, Ms. Petrovic served as an award-winning Pharmaceutical Sales Specialist at AstraZeneca. She earned her B.S. in Biology from the University of Wisconsin.

Inducement Grant:

On February 9, 2015, Ms. Petrovic was issued 56,965 restricted stock units and options to purchase 79,936 shares of the Company’s common stock. The exercise price of the stock option grant was the closing price of the Company's common stock on the date of the grant. These restricted stock units and stock option grants qualify as an employment inducement grant and are not being issued under an equity compensation plan approved by the Company's stockholders.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor of diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Investor Relations and Media Contact:

Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717
dgordon@insulet.com or ir@insulet.com

Forward-Looking Statement:

This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to future product development plans and commercial relationships. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product, the OmniPod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; failure to retain and manage successfully Neighborhood Diabetes' Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological change and product innovation adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet's operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the 2% Convertible Senior Notes due June 15, 2019; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2014 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.